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Exhibit 99.3

CAPITALIZATION

        The following table sets forth our capitalization as of September 30, 2004 on a historical basis and on a pro forma basis to give effect to the Spin-Off and the transactions related to the Spin-Off, this offering and the application of the proceeds therefrom, and our entering into our new revolving credit facility. You should read this table together with "Selected Historical Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical and pro forma financial statements and the notes to those statements included elsewhere in this offering memorandum. For an explanation of the pro forma adjustments made to our historical financial statements, see "Unaudited Pro Forma Condensed Financial Statements."

	As of September 30, 2004
	Historical	Pro Forma
	(Dollars in millions) (unaudited)
Debt:
Senior secured credit facility (1)	$—	$—
7 3/8% senior notes offered hereby	—	225.0

Total long-term debt	—	225.0
Total stockholder's equity	434.1	83.1

Total capitalization	$434.1	$308.1

(1)
We also expect that we may need to draw approximately $5 million to $10 million under our revolving credit facility at or shortly after the completion of the Spin-Off to provide cash on hand to fund the day-to-day operation of our business.

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  Exhibit 99.3
CAPITALIZATION